To:       Lions Gate Investment Limited
          Suite 2901, 1201 Marinaside Crescent
          Vancouver, British Columbia

          V6Z 2V2

And to:   The Nevada Agency and Trust Company
          Suite 880, 50 West Liberty Street

          Reno, Nevada   89501

RE:       SHARE SUBSCRIPTION AGREEMENT
          ----------------------------

Please issue shares of your common stock in the amounts and name(s) shown below. My signature acknowledges that I have read the prospectus dated September 19, 2000, and am aware of the risk factors contained in the prospectus. I represent that I have relied solely on the contents of the prospectus in making an investment decision to purchase the shares offered by Lions Gate Investment Limited, and I have not relied on any other statements made by or with regard to the company in connection with its anticipated operations or financial performance.

THE UNDERSIGNED ACKNOWLEDGES THAT CITY NATIONAL BANK IS ACTING SOLELY AS ESCROW HOLDER IN CONNECTION WITH THE OFFERING OF THE SHARES OF LIONS GATE INVESTMENT LIMITED, AND MAKES NO RECOMMENDATION WITH RESPECT TO THOSE SHARES. CITY NATIONAL BANK HAS MADE NO INVESTIGATION REGARDING THE OFFERING, THE ISSUER OR ANY OTHER PERSON OR ENTITY INVOLVED IN THE OFFERING.

Each subscriber must complete IRS Form W-9 (if you are a resident of the United States) or IRS Form W-8 (if you are not a resident of the United States), which forms are attached as Schedule "A" and "B" to this subscription agreement, respectively.


         ALL CHECKS OR BANK DRAFTS MUST BE MADE PAYABLE IN $US FUNDS TO:
              "CITY NATIONAL BANK - LIONS GATE INVESTMENT LIMITED".



-----------------------------               -----------------------------
(Signature)                                 (Date)


-----------------------------               ------------------------------
(Signature)                                 (Date)


Enclosed is payment for ________ shares at $________;
Total: $________


Register the shares in the following name(s) and amount(s):
(Please Print)
Name(s): _________________________________________________________

Number of share(s): ________________

As (check one) [ ] Individual [ ] Joint Tenancy [ ] Husband & Wife as community property[ ] Tenants in Common [ ] Corporation [ ] Trust [ ] Other:


For the person(s) who will be registered shareowners:
Mailing Address:



_________________________________________
City, State, Zip:


_________________________________________
Telephone:


_________________________________________
Social Security or Taxpayer ID Number(s):


_________________________________________

Note: Please attach any instructions for mailing the certificates or shareowner communications other than to the registered shareowner at this address.

No Subscription Is Effective Until Acceptance.
Subscription Accepted by Lions Gate Investment Limited:


____________________________
Keith Ebert, President                               Date _____________________